As filed with the Securities and Exchange Commission on May 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Caesarstone Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Kibbutz Sdot Yam

MP Menashe

Israel 3780400

 (Address of Principal Executive Offices) (Zip Code)

Caesarstone Ltd. 2020 Share Incentive Plan

(Full Title of the Plan)

Caesarstone USA Inc.
1401 W Morehead St, Charlotte,

NC 28208, United States

Charlotte, NC 28208

 (Name and Address of Agent for Service)

(818) 779-0999

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ron Mosberg, Adv. General Counsel and Corporate Secretary Caesarstone Ltd. Kibbutz Sdot-Yam MP Menashe, 37804 Israel Tel: +972 (4) 610-9239 Fax: +972 (4) 636-4400	Dan Shamgar, Adv. Matthew Rudolph, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Caesarstone Ltd. (the “Registrant,” “we” or “our”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 2,000,000 additional ordinary shares, par value NIS 0.04 per share (“Ordinary Shares”), of the Registrant issuable by the Registrant to its and/or its subsidiaries’ officers, employees, directors and consultants under the Caesarstone 2020 Share Incentive Plan (the “2020 Plan”), resulting from an increase to the Pool (as defined in the 2020 Plan), effective as of May 12, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the SEC on March 23, 2012 (File No. 333-180313), March 29, 2016 (File No. 333-210444), and December 23, 2020 (File No. 333-251642).

PART I

INFORMATION REQUIRED IN

THE SECTION 10(A) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference herein the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 4, 2026 (the “Annual Report”);

(b)	Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 4, 2026 and May 13, 2026; and

(c)	The description of our Ordinary Shares which is contained in Item 1 of our Registration Statement on Form 8-A filed with the Commission on March 20, 2012 (Commission File No. 001-35464), as updated by Exhibit 2.1 to the Annual Report (Description of the Registrant’s Securities) and any other amendment or report filed for the purpose of updating such description.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the SEC, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Association of the Registrant (1)

5.1*	Opinion of Meitar Law Offices, Israeli counsel to the Registrant, as to the validity of the Ordinary Shares (including consent)

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

23.3*	Consent of Meitar Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the Signature Page of this Registration Statement)

99.1*	Caesarstone Ltd. 2020 Share Incentive Plan, as amended

107*	Filing Fee Table

(1)	Previously filed with the SEC on March 6, 2024, pursuant as Exhibit 1.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2023 and incorporated by reference herein.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in MP Menashe, State of Israel, on this 13th day of May, 2026.

CAESARSTONE LTD.

By:	/s/ Yosef (Yos) Shiran
Name: Yosef (Yos) Shiran
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Caesarstone Ltd., an Israeli corporation, do hereby constitute and appoint Yosef (Yos) Shiran, Chief Executive Officer, and Nahum Trost , Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yosef (Yos) Shiran Yosef (Yos) Shiran	Chief Executive Officer (Principal Executive Officer)	May 13, 2026

/s/ Nahum Trost Nahum Trost	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 13, 2026

/s/ Dr. Ariel Halperin Dr. Ariel Halperin	Chairman of the Board	May 13, 2026

/s/ Nurit Benjamini Nurit Benjamini	Director	May 13, 2026

/s/ Lily Ayalon Lily Ayalon	Director	May 13, 2026

/s/ Yuval Beeri Yuval Beeri	Director	May 13, 2026

/s/ Maxim Ohana Maxim Ohana	Director	May 13, 2026

/s/ Eran Cohen Eran Cohen	Director	May 13, 2026

/s/ Yaron Arzi Yaron Arzi	Director	May 13, 2026

AUTHORIZED REPRESENTATIVE IN

THE UNITED STATES:

CAESARSTONE USA, INC.

By:	/s/ Yosef (Yos) Shiran	May 13, 2026
Name:	Yosef (Yos) Shiran
Title:	Authorized Signatory

By:	/s/ Nahum Trost	May 13, 2026
Name:	Nahum Trost
Title:	Authorized Signatory